Exhibit 99.1

FinTech Acquisition Corp. II Stockholders Approve Definitive Merger Agreement with Intermex Holdings II, Inc.

MIAMI, FL – July 23, 2018: FinTech Acquisition Corp. II (NASDAQ: FNTE) ("FNTE") today announced that FNTE’s stockholders have voted to approve FNTE’s previously announced merger transaction with Intermex Holdings II, Inc. (the “Merger” or “Business Combination Proposal”) at the special meeting of stockholders held today. Over 99% of the shares voted today were voted in favor of the transaction with Intermex. FNTE’s Board of Directors had previously approved the Business Combination Proposal and recommended that its stockholders vote in favor. Intermex’s Board of Directors and stockholders had also previously approved the Merger.

The Merger is expected to close on July 26, 2018, subject to closing conditions.

About the Merger

As announced on December 19, 2017, FNTE agreed to merge with Intermex, a portfolio company of Stella Point Capital, LP (“Stella Point Capital”). The merged company will be renamed International Money Express, Inc. and is expected to continue to be listed on the Nasdaq Stock Market.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the merger agreement, a copy of which was filed by FNTE with the Securities and Exchange Commission (SEC).

Advisors

Cantor Fitzgerald & Co., JMP Securities and Northland Securities, Inc. are acting as Capital Markets Advisors to FTNE; JMP Securities is also acting as Financial Advisor to FNTE; and Ledgewood is acting as legal counsel to FNTE. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal counsel to Intermex in this transaction. Brenner Kaprosy Mitchell, LLP is acting as legal counsel to Intermex's management in this transaction.

About FinTech Acquisition Corp. II

FinTech Acquisition Corp. II is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In January 2017, FNTE consummated a $175 million initial public offering (the “IPO”) of 17.5 million units, each unit consisting of one share of common stock and one half of one warrant, at a price of $10.00 per unit. Simultaneously, FNTE consummated the sale of 420,000 units at a price of $10.00 per unit in a private placement that generated gross proceeds of $4,200,000. FNTE’s securities are quoted on the NASDAQ Stock Market under the ticker symbols FNTE, FNTEW and FNTEU.

About Intermex

At Intermex, the customer is at the center of everything we do. Intermex uses a proprietary financial technology that allows consumers to send money from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala. Intermex offers wire transfer, telewire, money order and other processing services to its customers through its network of 85,000 sending and paying agents located in all 50 states, the District of Columbia and Puerto Rico, and throughout Latin America. Our remittance services are also available digitally through intermexonline.com. Intermex was founded in 1994 and is headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

About Stella Point Capital

Stella Point Capital is a New York-based private equity firm focused on industrial, consumer, and business services investments. Founded in 2014 by Managing Partners Justin Wender and Adam Godfrey, the firm actively seeks investment opportunities throughout North America, working closely with management teams to identify strong market positions and achieve transformational growth. Stella Point’s investment team has over 75 years of combined investing and operating experience, encompassing more than 35 investments, at their prior leading global private equity firms. Stella Point provides unparalleled senior level attention and expertise, seeking to cultivate strong relationships with portfolio companies to generate superior investment returns and significant long-term value. Please visit www.stellapoint.com for additional information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the timing of the merger; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and Intermex’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on FNTE’s or Intermex’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FNTE’s or Intermex’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the transactions contemplated by the merger agreement due to the failure to satisfy conditions to closing in the merger agreement; (3) the ability of the public entity to meet NASDAQ’s listing standards following the merger; (4) the risk that the proposed transaction disrupts current plans and operations of Intermex as a result of the announcement and consummation of the merger transactions; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; and (8) the possibility that Intermex may be adversely affected by other economic, business, regulatory and/or competitive factors. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in FNTE’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov., and in the registration statement on Form S-4 and FNTE’s proxy statement/prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and FNTE and Intermex undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.